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                                                                    Exhibit 3.20


                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                     HUNTSMAN FILM PRODUCTS OF MEXICO, INC.

                           EFFECTIVE DECEMBER 7, 2000

            In accordance with Section 16-10a-1006 of the Utah Revised Business Corporation Act ("URBCA"), Huntsman Film Products of Mexico, Inc., a Utah corporation (the "Corporation"), hereby declares and certifies as follows:

            1. The name of the Corporation is Huntsman Film Products of Mexico, Inc.

            2. Article I of the Articles of Incorporation of the Corporation (the "Articles") is hereby amended (the "Amendment") to delete Article I of the Articles in its entirety and to substitute the following provision:

                                   ARTICLE I

                         THE NAME OF THE CORPORATION IS
                      PLIANT FILM PRODUCTS OF MEXICO, INC.

            3. The Amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

            4. The Amendment was adopted as of November 15, 2000 in accordance with the provisions of the URBCA.

            5. The Amendment was approved by the shareholder of the Corporation (the "Shareholder"). The designation, number of outstanding shares, number of votes entitled to be cast by each voting group, number of votes of each voting group indisputably represented, and the total number of votes cast for and against the Amendment were as follows:

                               Votes
                Outstanding   Entitled       Votes       Votes      Votes
  Designation     Shares       to be      Represented     For      Against
                               Cast
--------------------------------------------------------------------------------
Common Stock     1,000        1,000         1,000       1,000        0


The number of votes cast for the Amendment was sufficient for approval.
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            6. Pursuant to Section 16-10a-123 of the URBCA, these Articles of
Amendment shall be effective on December 7, 2000.

            IN WITNESS WHEREOF, these Articles of Amendment have been executed by the Corporation on November 30, 2000.

                            Huntsman Film Products of Mexico, Inc.,
                            a Utah corporation

                            /s/Ronald G. Moffitt
                            ----------------------------------------------------
                            Ronald G. Moffitt

                            Senior Vice President, Secretary and General
                            Counsel

                                 MAILING ADDRESS

            If, upon completion of filing of the above Articles of Amendment, the Utah Department of Commerce, Division of Corporations and Commercial Code elects to send a copy of the Articles of Amendment to Huntsman Film Products of Mexico, Inc. by mail, the address to which the copy should be mailed is:

                              Nathan W. Jones, Esq.
                                 Stoel Rives LLP
                        201 South Main Street, Suite 1100
                           Salt Lake City, Utah 84111